EXHIBIT 21

                     SUBSIDIARIES/AFFILIATES OF 7-ELEVEN, INC.

                                                                                 JURISDICTION OF
                                                                                 INCORPORATION
                                                                                 ----------------
Bawco Corporation---------------------------------------------------------------------------Ohio
Bev of Vermont, Inc.---------------------------------------------------------------------Vermont
Brazos Comercial E Empreendimentos Ltda. (a)----------------------------------------------Brazil
Cityplace Center East Corporation----------------------------------------------------------Texas
IYG Holding Company (b)-----------------------------------------------------------------Delaware
Lavicio's, Inc.  (Inactive)-----------------------------------------------------------California
Melin Enterprises, Inc. (c)-------------------------------------------------------------Colorado
MTA CAL, Inc.  (Inactive)-------------------------------------------------------------California
Philippine Seven Properties Corporation (d)------------------------------------------Philippines
Puerto Rico - 7, Inc. (e)------------------------------------------------------------Puerto Rico
Sao Paulo-Seven Comercial, S.A. (f)-------------------------------------------------------Brazil
7-Eleven Beverage Company, Inc.------------------------------------------------------------Texas
7-Eleven Canada, Inc. (g)-----------------------------------------------------------------Canada
7-Eleven Comercial Ltda. (h)--------------------------------------------------------------Brazil
7-Eleven, Inc.-----------------------------------------------------------------------------Texas
7-Eleven International, Inc.--------------------------------------------------------------Nevada
7-Eleven Limited  (Inactive)------------------------------------------------------United Kingdom
7-Eleven of Idaho, Inc. (i)----------------------------------------------------------------Idaho
7-Eleven of Massachusetts, Inc. (i)------------------------------------------------Massachusetts
7-Eleven of Nevada, Inc.----------------------------------------------------------------Delaware
7-Eleven of Virginia, Inc.--------------------------------------------------------------Virginia
7-Eleven Pty. Ltd.  (Inactive) (j)-----------------------------------------------------Australia
7-Eleven Sales Corporation (i)-------------------------------------------------------------Texas
7-Eleven Stores (NZ) Limited (Inactive) (k)------------------------------------------New Zealand
7-Eleven Stores Sales Corporation----------------------------------------------------------Texas
SLC Financial Services, Inc. (Inactive)----------------------------------------------------Texas
Southland International Investment Corporation N.V. (g)---------------------Netherlands Antilles
Southland Investment Canada Limited-------------------------------------------------------Canada
TSC Lending Group, Inc.--------------------------------------------------------------------Texas
The Seven Eleven Limited (Inactive) (l)------------------------------------------------Hong Kong
The Southland Corporation (Inactive)-------------------------------------------------------Texas
The Southland Corporation Employees' Savings and Profit Sharing Plan Title
Holding Corporation (m)--------------------------------------------------------------------Texas
Valso, S.A. (n)---------------------------------------------------------------------------Mexico
     7-Eleven Mexico, S.A. de C.V.  (Active Subsidiary of Valso) (o)----------------------Mexico
W V ABC (p)-----------------------------------------------------------------------(West Virginia)






                                       Tab 5

FOOTNOTES:
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(a)   2,248,800 quotas (almost 100%) owned by Southland International
Investment Corporation N.V. (a wholly owned subsidiary of 7-Eleven International, Inc., a wholly owned subsidiary of 7-Eleven, Inc.), and remaining 10 quotas owned by 7-Eleven, Inc.

(b) 51% owned by Ito-Yokado Co., Ltd., and remaining 49% owned by Seven-Eleven Japan Co., Ltd. (As of 3-1-00, IYG Holding Company held 72.7% of the common stock of 7-Eleven, Inc.)

(c) 100% owned by Bawco Corporation (a wholly owned subsidiary of 7-Eleven, Inc.).

(d) 13,970 warrants are issued to 7-Eleven, Inc., but held in escrow due to the restrictions in the Philippine Retail Trade
Nationalization Law.

(e) All Class A shares (equalling 59.07% of all shares outstanding) owned by 7-Eleven, Inc., and remaining 40.93% owned by group of investors in Puerto Rico.

(f) 1.109% owned by 7-Eleven, Inc., 98.825% owned by Super Trade, Ltd., and remaining .04% owned by other investors.

(g) 100% owned by 7-Eleven International, Inc. (a wholly owned subsidiary of 7-Eleven, Inc.).

(h) 15,999 quotas (almost 100% owned by 7-Eleven, Inc., and remaining 1 quota owned by 7-Eleven of Nevada, Inc. (a wholly owned subsidiary of 7-Eleven, Inc.).)

(i) 100% owned by 7-Eleven Stores Sales Corporation (a wholly owned subsidiary of 7-Eleven, Inc.).

(j) 50% owned by David Anthony Walsh, and remaining 50% owned by Anthony Peter John Kelly, for the benefit of 7-Eleven, Inc.

(k) 99% owned by 7-Eleven, Inc., and remaining 1% owned jointly by 7-Eleven's local counsel, Bruce Nelson Davidson and Anthony Francis Segedin.

(l) 99.9% owned by 7-Eleven, Inc., and remaining .1% owned by Wilgrist Nominees Limited, 7-Eleven's agent in Hong Kong.

(m) This company was established by 7-Eleven, Inc. Employees' Savings and Profit Sharing Plan to hold title to properties under tax code Section 501(c)(25). As of November 15, 1991, U.S. Trust Company of California, N.A. was appointed as trustee for 7-Eleven, Inc. Employees' Trust and 7-Eleven, Inc. Employees' Savings and Profit Sharing Plan and assumed all responsibility for this company.

(n) 49% owned by 7-Eleven, Inc., and remaining 51% owned by Grupo Chapa, S.A. de C.V.

(o) 99.965% of Series A shares owned by Valso, S.A., and remaining .035% owned by Casa Chapa, S.A.; 100% of Series B shares owned by Valso, S.A..

(p)   All shares owned by Bryan F. Smith, Jr.